UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2023

NEUROGENE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 W 24th Street, 5th Floor New York, NY	10011
(Address of principal executive offices)	(Zip Code)

(877) 237-5020

(Registrant’s telephone number, including area code)

Neoleukin Therapeutics, Inc.

188 East Blaine Street, Suite 450

Seattle, Washington 98102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000001 per share	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On December 18, 2023 (the “Closing Date”), Neurogene Inc., a Delaware corporation (formerly known as Neoleukin Therapeutics, Inc.) (prior to the Closing Date, “Neoleukin” and after the Closing Date, the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated as of July 17, 2023 (the “Merger Agreement”), by and among Neoleukin, Project North Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Neoleukin (“Merger Sub”), and Neurogene Inc., a Nevada corporation (“Neurogene” and formerly a Delaware corporation).

As a result of and upon the effective time of the Merger (as defined herein), among other things, (a) each then-issued and outstanding share of Class A Common Stock, par value $0.0001 per share, of Neurogene (“Neurogene Class A Common Stock”) converted automatically into 0.0756 shares of common stock, par value $0.000001 per share, of Neoleukin (the “Company Common Stock” and prior to the effective time of the Merger, the “Neoleukin Common Stock”), (b) each then-issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of Neurogene (“Neurogene Class B Common Stock” and, together with Neurogene Class A Common Stock, “Neurogene Common Stock”), converted automatically into 0.0756 shares of Company Common Stock, (c) each then-issued and outstanding share of Series A-1 Preferred Stock, par value $0.0001 per share, of Neurogene (“Neurogene Series A-1 Preferred Stock”) converted automatically into 0.0756 shares of Company Common Stock, (d) each then-issued and outstanding share of Series A-2 Preferred Stock, par value $0.0001 per share, of Neurogene (“Neurogene Series A-2 Preferred Stock”) converted automatically into 0.0756 shares of Company Common Stock, (e) each then-issued and outstanding share of Series B Preferred Stock, par value $0.0001 per share (“Neurogene Series B Preferred Stock” and together with the Neurogene Common Stock, the Neurogene Series A-1 Preferred Stock and the Neurogene Series A-2 Preferred Stock, the “Neurogene Capital Stock”) converted automatically into 0.0756 shares of Company Common Stock, and (f) each then-issued and outstanding pre-funded warrant of Neurogene, each representing a right to acquire one share of Neurogene Common Stock for $1.559999 per pre-funded warrant (each, a “Neurogene Pre-Funded Warrant”), converted automatically, on a one-for-one basis, into a pre-funded warrant of the Company (each, a “Company Pre-Funded Warrant”) that represents a right to acquire 0.0756 shares of Company Common Stock at an exercise price of $0.000001 per share.

On December 18, 2023, Merger Sub merged with and into Neurogene (the “Merger”), with Neurogene surviving the Merger as a wholly owned subsidiary of the Company, whereby the bylaws of the Company, dated December 18, 2023, were amended and restated in the form attached hereto as Exhibit 3.3. In connection with the completion of the Merger, Neoleukin changed its name from “Neoleukin Therapeutics, Inc.” to “Neurogene Inc.” (the “Company Name Change”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The material provisions of the Merger Agreement are described in Neoleukin’s definitive proxy statement/prospectus filed on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on November 13, 2023 (the “Proxy Statement/Prospectus”) in the section entitled “The Merger Agreement” beginning on page 156 and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Support and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain stockholders of Neurogene (solely in their respective capacities as Neurogene stockholders) holding approximately 77% of the outstanding shares of Neurogene Capital Stock entered into support agreements with Neoleukin and Neurogene to vote all of their shares of Neurogene Capital Stock in favor of the adoption and approval of the Merger Agreement, and the transactions contemplated thereby, and against any alternative acquisition proposals (the “Neurogene Support Agreements”) and (b) certain stockholders of Neoleukin (solely in their respective capacities as Neoleukin stockholders) holding approximately 21% of the outstanding shares of Neoleukin Common Stock entered into support agreements with Neoleukin and Neurogene to vote all of their shares of Neoleukin Common Stock in favor of Proposals 1, 2, 4, 5 and 6 of the stockholder proposals further described in Item 5.07 of this Current Report on Form 8-K under the heading “Submission of Matters to a Vote of Security Holders,” which is incorporated herein by reference herein, and against any alternative acquisition proposals (the “Neoleukin Support Agreements,” and, together with the Neurogene Support Agreements, the “Support Agreements”).

Concurrently with the execution of the Merger Agreement, certain executive officers, directors and stockholders of Neurogene and certain directors of Neoleukin entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, subject to specified exceptions, they agreed not to transfer their shares of Company Common Stock or shares issuable upon the exercise of Company Pre-Funded Warrants acquired in connection with the Merger (other than shares of Company Common Stock or shares issuable upon the exercise of Company Pre-Funded Warrants issued in exchange for shares of Neurogene Capital Stock or Neurogene Pre-Funded Warrants purchased in connection with the Pre-Closing Financing, existing shares of Neoleukin Common Stock and shares issuable upon the exercise of pre-funded warrants of Neoleukin held by pre-Merger stockholders of Neoleukin unrelated to the Merger or the Pre-Closing Financing, and any shares of Company Common Stock or shares issuable upon the exercise of Company Pre-Funded Warrants purchased following the Closing, which will not, in each case, be subject to the lock-up) for a period of 180 days following the Closing of the Merger.

Descriptions of the Support Agreements and the Lock-Up Agreements are included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Support Agreements” beginning on page 179 and the section entitled “Agreements Related to the Merger—Lock-Up Agreements” on page 180, respectively, and are incorporated herein by reference.

The foregoing descriptions of the Support Agreements and the Lock-Up Agreements are not complete and are subject to and qualified in their entirety by reference to the complete text of the Form of Neurogene Support Agreement, the Form of Neoleukin Support Agreement and the Form of Lock-Up Agreement, copies of which are attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, and are incorporated herein by reference.

CVR Agreement

On December 18, 2023, Neoleukin entered into a contingent value rights agreement (the “CVR Agreement”) with Equiniti Trust Company, LLC, as rights agent, and Donna Cochener, as lease representative, pursuant to which holders of Neoleukin Common Stock prior to the effective time of the Merger and such holders who had the right to receive the Neoleukin Common Stock pursuant to an existing Neoleukin Pre-Funded Warrant as of immediately prior to the effective time of the Merger on the Closing Date (the “Record Time”) received one contingent value right (each, a “CVR”) for each outstanding share of Neoleukin Common Stock held by such stockholder or warrant holder as of the Record Time. Each CVR represents the contractual right to receive (a) certain net proceeds, if any, derived from any consideration that is paid as a result of the disposition of Neoleukin’s pre-Merger legacy assets pursuant to one or more agreements entered into before or within one year after the Closing; (b) certain net savings, if any, realized by Neoleukin by June 30, 2029 in connection with the reduction of Neoleukin’s legacy lease obligations, including pursuant to that certain Sublease, effective October 31, 2023, by and between Neoleukin and the sublessee relating to Neoleukin’s leasehold interest at the property located at 360-1616 Eastlake Avenue East, Seattle, Washington; (c) certain net proceeds, if any, derived from Neoleukin’s anticipated sales tax refund from Washington State and received by Neoleukin by June 30, 2029, and (d) 100% of the unused balance of the Lease Negotiation Holdback (as defined in the Merger Agreement) that is no longer required to be withheld in the Gross Proceeds (as defined in the CVR Agreement), in each case subject to the terms and conditions set forth in the CVR Agreement.

A description of the CVR Agreement is included in Neoleukin’s Current Report filed on Form 8-K with the SEC on December 4, 2023 and is incorporated herein by reference.

The foregoing description of the CVR Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Financing Transaction

Concurrently with the execution and delivery of the Merger Agreement, certain investors (the “Financing Investors”) entered into a subscription agreement with Neurogene (the “Subscription Agreement”), pursuant to which, and on the terms and subject to the conditions of which, immediately prior to the Closing, the Financing Investors purchased 36,934,089 shares of Neurogene Common Stock and 23,964,846 Neurogene Pre-Funded Warrants (collectively, the “Financing Securities”) for gross proceeds of approximately $95 million (the “Pre-Closing Financing”). At the Closing, the Financing Securities were converted into shares of Company Common Stock and Company Pre-Funded Warrants of Neoleukin in accordance with the Exchange Ratio (as defined herein).

A description of the Subscription Agreement is included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Subscription Agreement” beginning on page 180 and is incorporated herein by reference.

The foregoing description of the Subscription Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.25 and incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Equity Incentive Plan

On October 13, 2023, the board of directors of Neoleukin approved the Neurogene Inc. 2023 Equity Incentive Plan (the “2023 EIP”), subject to stockholder approval. On December 13, 2023, Neoleukin’s stockholders approved the 2023 EIP at the Special Meeting (as defined below) and on December 18, 2023, the newly constituted board of directors of the Company (the “Board”) ratified the 2023 EIP. The purpose of the 2023 EIP is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The 2023 EIP provides for the grant of stock options, restricted stock, restricted stock units (“RSUs”) and other stock-based awards, any of which may be performance-based, and for incentive bonuses, which may be paid in cash, Company Common Stock or a combination thereof, as determined by the Committee (as defined in the 2023 EIP). No awards were granted under the 2023 EIP prior to its approval by Neoleukin’s stockholders.

A description of the 2023 EIP is set forth in the section of the Proxy Statement/Prospectus entitled “Proposal No. 5—EIP Proposal” beginning on page 212 and is incorporated herein by reference.

The foregoing description of the 2023 EIP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2023 EIP, a copy of which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

Employee Stock Purchase Plan

On October 13, 2023, the board of directors of Neoleukin approved the Neurogene Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), subject to stockholder approval. On December 13, 2023, Neoleukin’s stockholders approved the 2023 ESPP at the Special Meeting and on December 18, 2023, the Board ratified the 2023 ESPP. The purpose of the 2023 ESPP is to enable eligible employees of the Company and its designated subsidiaries to use payroll deductions and other additional payments, referred to as “contributions,” to purchase shares of Company Common Stock, and thereby acquire an interest in the future of the Company. The 2023 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”); however, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company.

A description of the 2023 ESPP is set forth in the section of the Proxy Statement/Prospectus entitled “Proposal No. 6—ESPP Proposal” beginning on page 219 and is incorporated herein by reference.

The foregoing description of the 2023 ESPP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2023 ESPP, a copy of which is attached hereto as Exhibit 10.22 and incorporated herein by reference.

Indemnification Agreements

On December 18, 2023, the Company entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”), which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.20 and incorporated herein by reference.

CVR Agreement

The disclosure set forth in the “Introductory Note—CVR Agreement” above, including with respect to the Merger, is incorporated into this Item 1.01 by reference.

Amendment to the University of Edinburgh Master Research Collaboration Agreement

On November 29, 2023, Neurogene entered into an amendment (the “Edinburgh Amendment”) to the Master Research Collaboration Agreement, dated December 4, 2020, by and between Neurogene and The University Court of The University of Edinburgh (the “Edinburgh MRC”). The Edinburgh Amendment extended the term of the Edinburgh MRC an additional three years and outlined additional research being conducted under the Edinburgh MRC for the development of gene therapy.

A description of the Edinburgh MRC is set forth in the section of the Proxy Statement/Prospectus entitled “Neurogene’s Business—License Agreements” beginning on page 263 and is incorporated herein by reference.

The foregoing description of the Edinburgh Amendment is not complete and is subject to and qualified in its entirety by reference to the complete text of the Edinburgh Amendment, a copy of which is attached hereto as Exhibit 10.19 and incorporated herein by reference.

Separation Agreements

Each of Donna M. Cochener, Neoleukin’s Interim Chief Executive Officer and General Counsel, and Sean Smith, Neoleukin’s Interim Chief Financial Officer, had their employment terminated at the Closing of the Merger, which terminations are considered to be without “cause” related to a change in control for purposes of their employment agreements with Neoleukin. Each of Ms. Cochener and Mr. Smith have been provided with and are expected to enter into a Separation Agreement and Release with Neoleukin (the “Separation Agreements”) pursuant to which Ms. Cochener and Mr. Smith will receive certain separation payments and benefits in return for providing a release of claims against the Company as of their last day of employment on December 18, 2023 (the “Separation Date”). Pursuant to the terms of the Separation Agreements, Ms. Cochener and Mr. Smith will each receive (a) a lump sum cash severance payment equivalent to 125% months of her or his annual base salary and target annual bonus on the Separation Date, (b) a lump-sum payment representing fifteen months of health insurance premiums at a rate approved by the Board of Directors of Neoleukin, (c) a lump-sum payment representing an annual bonus of 125% of such executive’s target annual bonus for 2023, pro-rated to the Separation Date, (d) accelerated vesting of all outstanding unvested option awards held by the executives as of the Separation Date (as agreed in each of Ms. Cochener’s and Mr. Smith’s employment agreements), (e) for Mr. Smith, accelerated vesting and issuance of the shares underlying an award of restricted stock units granted to Mr. Smith in February 2022, which would have vested on February 1, 2024 had Mr. Smith continued to be employed by the Company through that date and (f) an extension of the post-termination exercise period in which the executives may exercise the vested and exercisable options pursuant to their outstanding option grants for fifteen months following the termination of such individual’s continuous service to Neoleukin.

The foregoing summary of the Separation Agreements does not purport to be complete and is subject to, and qualified in its entirety by, Ms. Cochener’s and Mr. Smith’s respective Form of Separation Agreement, which are attached hereto as Exhibits 10.23 and 10.24, respectively, and incorporated herein by reference.

Consulting Agreement

On December 17, 2023, Neoleukin entered into a consulting agreement with Donna Cochener (the “Consulting Agreement”). The Consulting Agreement provides for certain services by Donna Cochener as the lease representative of the CVR Agreement, on the terms and subject to the conditions set forth therein.

The foregoing description of the CVR Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the CVR Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

The foregoing description of the Consulting Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference.

Most of the proposals included in the Proxy Statement/Prospectus were approved by Neoleukin shareholders at a special meeting of shareholders held on December 13, 2023 (the “Special Meeting”).

In connection with the consummation of the Merger, on the Closing Date:

•	Neurogene issued to the Financing Investors an aggregate of 36,934,089 shares of Neurogene Common Stock and 23,964,846 Neurogene Pre-Funded Warrants for gross proceeds of approximately $95 million;

•

all of the then-outstanding (i) 42,869,031 shares of Neurogene Class A Common Stock, (ii) 18,604,653 shares of Neurogene Series A-1 Preferred Stock, (iii) 13,291,208 shares of Neurogene Series A-2 Preferred Stock, (iv) 74,405,719 shares of Neurogene Series B Preferred Stock and (v) 23,964,846 Neurogene Pre-Funded Warrants (in each case inclusive of issuances pursuant to the Pre-Closing Financing) were automatically converted into the right to receive the number of Company Common Stock or Company Pre-Funded Warrants in lieu thereof equal to the exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”); and

•

Neoleukin stockholders and such persons who had the right to receive the Neoleukin Common Stock pursuant to an existing Neoleukin Pre-Funded Warrant as of the Record Time received one CVR for each outstanding share of Neoleukin Common Stock held by such stockholder or warrant holder, which rights are subject to the terms and conditions of the CVR Agreement (as described in the “Introductory Note” above).

As of the Closing Date, and immediately following the consummation of the transactions contemplated by the Merger Agreement, the Company had 16,887,060 shares of Company Common Stock outstanding (assuming the exercise in full of all Company Pre-Funded Warrants), which is comprised of:

•	12,823,696 shares of Company Common Stock (inclusive of issuances pursuant to the Merger Agreement and the Pre-Closing Financing); and

•	4,063,364 Company Pre-Funded Warrants, each exercisable for one share of Company Common Stock at a price of $0.000001 per share.

Immediately prior to the effective time of the Merger, Neoleukin effected a 1-for-4 reverse stock split of the Neoleukin Common Stock (the “Reverse Stock Split”). Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

FORM 10 INFORMATION

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of the Company, as well as assumptions made by, and information currently available to, the management of the Company. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements in this communication include, but are not limited to, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•	the limited operating history of the Company;

•	the ability to raise additional capital to finance operations;

•	the ability to advance product candidates through preclinical and clinical development;

•	the ability to obtain regulatory approval for, and ultimately commercialize,

•	the Company’s product candidates;

•	the outcome of preclinical testing and early clinical trials for the Company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements;

•	the Company’s limited experience in designing clinical trials and lack of experience in conducting clinical trials;

•	the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than the Company’s current product candidates;

•	expectations regarding the market and potential for the Company’s current product candidates;

•

the difficulty in predicting the time and cost of development of the Company’s product candidates; the substantial competition the Company faces in discovering, developing, or commercializing products;

•	expectations regarding the potential tolerability, safety or efficacy for the Company’s current product candidates;

•	the ability of the Company to protect its intellectual property and proprietary technologies;

•	reliance on third parties, contract manufacturers, and contract research organizations;

•	potential adverse reactions to changes in business relationships resulting from the completion of the Merger; and

•	legislative, regulatory, political and economic developments and general market conditions.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this communication speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Business and Facilities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Neurogene’s Business” beginning on page 247 is incorporated herein by reference.

On November 30, 2023, Neurogene announced that it has dosed its first two female pediatric patients with Rett syndrome in its ongoing Phase 1/2 trial of NGN-401 (the “NGN-401 Patient Dosing”). As of November 30, 2023, NGN-401 has been well-tolerated with no treatment-emergent or procedure-related serious adverse events and no signs of treatment-related overexpression toxicity.

The foregoing description of the NGN-401 Patient Dosing is not complete and is subject to and qualified in its entirety by reference to the complete text of Neurogene’s Press Release, issued on November 30, 2023, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 4, 2023, Neurogene entered into the Edinburgh Amendment. The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment to the University of Edinburgh Master Research Collaboration Agreement” is incorporated herein by reference.

Risk Factors

The risks associated with Neurogene’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Neurogene” beginning on page 41 and the risks associated with the business and operations of the combined company are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Combined Company” beginning on page 87, each of which are incorporated herein by reference.

Financial Information

Unaudited Financial Statements

The unaudited financial statements of Neurogene as of and for the nine months ended September 30, 2023 and 2022 and the related notes thereto are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

Audited Financial Statements

The audited financial statements of Neurogene as of and for the years ended December 31, 2022 and 2021 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-37 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Neoleukin and Neurogene as of September 30, 2023 and for the nine months ended September 30, 2023 and as of and for the year ended December 31, 2022 and the related notes thereto are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended September 30, 2023 and 2022 is set forth in Exhibit 99.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger is included in the Proxy Statement/Prospectus in the sections entitled “Neurogene Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 299 and “Neoleukin Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 290, which are incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Amendment to the University of Edinburgh Master Research Collaboration Agreement” is incorporated herein by reference.

Properties

The information set forth in the section of the Proxy Statement/Prospectus entitled “Neurogene Management’s Discussion and Analysis of Financial Condition and Results of Operations—Facilities” on page 289 is incorporated herein by reference. The properties described therein are used by Neurogene’s sole reportable segment, the research and development of de novo protein therapeutics using sophisticated computational algorithms and methods to address unmet medical needs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Company Common Stock as of December 18, 2023 by:

•	each person or group of affiliated persons, who is known by the Company to be the beneficial owner of more than 5% of Company Common Stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current directors and executive officers as a group.

The column entitled “Beneficial Ownership” is based on a total of 12,823,696 shares of Company Common Stock outstanding as of December 18, 2023, after giving effect to the Reverse Stock Split that was effected on December 18, 2023 and the Merger.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Company Common Stock. Shares of Company Common Stock subject to options that are currently exercisable or exercisable within 60 days of December 18, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Company Common Stock beneficially owned by them, subject to community property laws, where applicable.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders:
Entities affiliated with Baker Brothers Investments(1)	3,089,032	19.99%
Entities affiliated with Redmile Biopharma Investments I, L.P.(2)	1,282,661	9.99%
Samsara BioCapital, L.P.(3)	1,282,563	9.99%
Entities affiliated with EcoR1 Capital Fund, L.P.(4)	1,282,169	9.99%
Entities affiliated with GPP(5)	969,229	7.56%
Entities affiliated with Janus Capital Management LLC(6)	841,688	6.56%
Entities affiliated with Cormorant Asset Management, LLC(7)	746,180	5.82%
Entities affiliated with BlackRock Capital Management, Inc.(8)	722,713	5.64%

Named Executive Officers and Directors:
Rachel McMinn(9)	1,273,351	9.91%
Christine Mikail(10)	82,334	*
Stuart Cobb(11)	41,368	*
Robert Baffi(12)	9,072	*
Cory Freedland	—	—
Rohan Palekar(13)	5,000	*
Sarah B. Noonberg(14)	6,100	*
Keith Woods	—	—
All current executive officers and directors as a group (8 persons)	1,417,225	10.93%

(1)

Based on information provided in a Schedule 13D/A and Form 4 filed with the SEC on October 10, 2023 and, with respect to certain securities, the Company’s records. The Schedule 13D/A was filed jointly by the Baker Bros. Advisors LP (the “Adviser”), Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker, and Julian C. Baker, with respect to shares held by the Funds (defined below), Felix J. Baker and Julian C. Baker, and certain stock options granted to a former member of the Neoleukin board of directors. Current beneficial ownership of the Adviser, the Adviser GP, and Messrs. Baker consists of (i) 414,547 shares of the Company’s common stock held by Baker Brothers Life Sciences, L.P. (“Life Sciences”), (ii) 38,968 shares of the Company’s common stock held by 667, L.P. (“667” and together with Life Sciences, the “Funds”), (iii) 113 shares of the Company’s common stock held by each of Felix J. Baker and Julian C. Baker, (iv) 2,362,349 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by Life Sciences, (v) 266,842 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by 667 and (vi) 6,100 shares of the Company’s common stock issuable upon exercise of stock options held by M. Cantey Boyd exercisable within 60 days of December 18, 2023. Following notice provided to Neoleukin on July 17, 2023, as of 60 days after December 18, 2023, the pre-funded warrants will be exercisable only to the extent that after giving effect to such exercise the holders thereof and their affiliates would beneficially own no more than 19.99% of Neoleukin outstanding common stock (the “Maximum Percentage”). Pursuant to the terms of the warrants, the Funds may from time to time provide written notice to Neoleukin, to increase or decrease the Maximum Percentage applicable to that Fund to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to Neoleukin. As a result of this restriction, the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by the above holders may change depending upon changes in the outstanding shares of common stock. Without giving effect to the above beneficial ownership limitation, the pre-funded warrants that Life Sciences holds would be exercisable for an aggregate of 3,036,395 shares of common stock. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. Advisors LP (“BBA”) is the management company and investment adviser to the Funds and has the sole voting and investment power with respect to the shares held by the Funds. Baker Bros. Advisors (GP) LLC (“BBA-GP”) is the sole general partner of BBA. The managing members of BBA-GP are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest therein. The address for the Funds is 860 Washington St. 3rd Fl., New York, NY 10014.

(2)

Based on information provided in a Schedule 13D filed with the SEC on July 27, 2023 and, with respect to certain securities, the Company’s records. Consists of (i) 145,608 shares of the Company’s common stock held by certain private investment vehicles (the “Redmile Vehicles”) managed by Redmile Group, LLC (“Redmile”), (ii) 652,030 shares of the Company’s common stock held by Redmile Biopharma Investments I, L.P. (“Redmile Biopharma I”), (iii) 184,983 shares of the Company’s common stock held by RAF, L.P. (“RAF”), (iv) 37,800 shares of the Company’s common stock held by Redmile Strategic Trading Sub, Ltd. (“Redmile Strategic Trading”), (v) 246,484 shares of the Company’s common stock held by Redmile Strategic Long Only Trading Sub, Ltd. (“Redmile Strategic Long” and, together with the Redmile Vehicles, Redmile Biopharma I, RAF and the Redmile Vehicles, Redmile Strategic Trading, the “Redmile Funds”) and (vi)15,756 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by Redmile Strategic Trading. Pursuant to the terms of the pre-funded warrants, the pre-funded warrants will be exercisable only to the extent that after giving effect to such exercise the holder thereof and their affiliates would beneficially own no more than 9.99% of outstanding common stock of the Company (the “Redmile Maximum Percentage”). Redmile Strategic Trading may from time to time provide written notice to the Company, to increase the Redmile Maximum Percentage to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. As a result of this restriction, the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by Redmile Strategic Trading may change depending upon changes in the outstanding shares of common stock. Without giving effect to the above beneficial ownership limitation, the pre-funded warrants that Redmile Strategic Trading holds would be exercisable for an aggregate of 103,407 shares of common stock. Redmile is the investment manager/adviser to the Redmile Funds, and, in such capacity, exercises voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile and also may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(3)

Consists of (i) 1,267,790 shares of the Company’s common stock and (ii) 14,773 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by Samsara BioCapital, L.P. (“Samsara LP”). Pursuant to the terms of the pre-funded warrants, the pre-funded warrants will be exercisable only to the extent that after giving effect to such exercise the holder thereof and their affiliates would beneficially own no more than 9.99% of outstanding common stock of the Company (the “Samsara Maximum Percentage”). Samsara LP may from time to time provide written notice to the Company, to increase the Samsara Maximum Percentage to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. As a result of this restriction, the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by Samsara may change depending upon changes in the outstanding shares of common stock. Without giving effect to the above beneficial ownership limitation, the pre-funded warrants that Samsara holds would be exercisable for an aggregate of 67,070 shares of common stock. Samsara BioCapital GP, LLC (“Samsara GP”) is the sole general partner of Samsara LP and may be deemed to have voting and investment power over the securities held by Samsara LP. Dr. Srinivas Akkaraju is a managing member of Samsara GP and may be deemed to have voting and dispositive power over the securities held by Samsara LP. Dr. Akkaraju disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(4)

Consists of (i) 1,009,812 shares of the Company’s common stock held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”), (ii) 176,569 shares of the Company’s common stock held by EcoR1 Capital Fund, L.P. (“Capital Fund”), (iii) 84,961 shares of the Company’s common stock held by EcoR1 Venture Opportunity Fund, L.P. (“Opportunity Fund”) and (iv) 10,827 shares of the Company’s common stock issuable upon the exercise of pre-funded warrants held by Capital Fund. Pursuant to the terms of the pre-funded warrants, the pre-funded warrants will be exercisable only to the extent that after giving effect to such exercise the holder thereof and their affiliates would beneficially own no more than 9.99% of outstanding common stock of the Company (the “EcoR1 Maximum Percentage”). Qualified Fund or Capital Fund may from time to time provide written notice to the Company to increase the EcoR1 Maximum Percentage to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. As a result of this restriction, the number of shares of common stock that may be issued upon exercise of the pre-funded warrants by Qualified Fund or Capital Fund may change depending upon changes in the outstanding shares of common stock. Without giving effect to the above beneficial ownership limitation, the pre-funded warrants that Qualified Fund holds would be exercisable for an aggregate of 570,663 shares of common stock and the pre-funded warrants that Capital Fund holds would be exercisable for an aggregate of 18,985 shares of common stock. EcoR1 Capital, LLC (“EcoR1”) is the general partner of Qualified Fund and Capital Fund, and the investment adviser to Opportunity Fund. Biotech Opportunity GP, LLC is the general partner of Opportunity Fund. Oleg Nodelman is the control person of EcoR1 and Biotech Opportunity GP, LLC and may be deemed to share dispositive voting power over the shares held by Qualified Fund, Capital Fund and Opportunity Fund. Mr. Nodelman, EcoR1 and Biotech Opportunity GP, LLC each disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address of the above person and entities is 357 Tehama Street #3, San Francisco, CA 94103.

(5)

Biomedical Value Fund, L.P. (“BVF”) is the record owner of approximately 550,522 shares of the Company’s common stock (the “BVF Shares”). Great Point Partners, LLC (“Great Point”) is the investment manager of BVF, and by virtue of such status may be deemed to be the beneficial owner of the BVF Shares. Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as Senior Managing Members of Great Point, and Mr. Ortav Yehudai (“Mr. Yehudai”), as Managing Director of Great Point, has voting and investment power with respect to the BVF Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares.

Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the record owner of approximately 352,800 shares of the Company’s common stock (the “BOVF Shares”). Great Point is the investment manager of BOVF, and by virtue of such status may be deemed to be the beneficial owner of the BOVF Shares. Each of Dr. Jay, as Senior Managing Member of Great Point, and Mr. Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF Shares.

Cheyne Global Equity Fund (an Open-Ended Fund of Cheyne Select Master Fund ICAV) (“CGEF”) is the record owner of approximately 65,907 shares of the Company’s common stock (the “CGEF Shares”). Each of Dr. Jay, as Senior Managing Member of Great Point, and Mr. Yehudai, as Managing Director of Great Point, has voting and investment power with respect to the CGEF Shares, and therefore may be deemed to be the beneficial owner of the CGEF Shares.

Notwithstanding the above, Great Point, Dr. Jay and Mr. Yehudai disclaim beneficial ownership of the BVF Shares, the BOVF Shares, and the CGEF Shares, except to the extent of their respective pecuniary interests. The address of Great Point Partners, LLC is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(6)

Consists of (i) 171,616 shares of the Company’s common stock held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Innovation Master Fund”), (ii) 289,468 shares of the Company’s common stock held by Janus Henderson Capital Funds PLC, on behalf of its series Janus Henderson Global Life Sciences Fund (“Janus Capital Funds”), (iii) 368,864 shares of the Company’s common stock held by Janus Henderson Global Life Sciences Fund (“Janus Global Life Sciences”), and (iv) 11,740 shares of the Company’s common stock held by Janus Henderson Horizon Fund - Biotechnology Fund (“Janus Biotechnology”).

Janus Henderson Investors US LLC (“Janus”), which acts as investment adviser for Janus Innovation Master Fund, has the ability to make decisions with respect to the voting and disposition of the shares held by Janus Innovation Master Fund subject to the oversight of the board of trustees (or similar entity) of Janus Innovation Master Fund. Andrew Acker, Daniel Lyons and Agustin Mohedas are portfolio managers of Janus Innovation Master Fund and accordingly may be deemed to have voting power and dispositive power with respect to shares held by Janus Innovation Master Fund.

Janus Henderson Investors International Limited and Janus, which act as investment advisers for Janus Capital Funds, have the ability to make decisions with respect to the voting and disposition of the shares held by Janus Capital Funds subject to the oversight of the board of trustees (or similar entity) of Janus Capital Funds. Andrew Acker and Daniel Lyons are portfolio managers of Janus Capital Funds and accordingly may be deemed to have voting and dispositive power with respect to shares held by Janus Capital Funds.

Janus, which acts as investment adviser for Janus Global Life Sciences, has the ability to make decisions with respect to the voting and disposition of the shares held by Janus Global Life Sciences subject to the oversight of the board of trustees (or similar entity) of Janus Global Life Sciences. Andrew Acker and Daniel Lyons are portfolio managers of Janus Global Life Sciences and accordingly may be deemed to have voting and dispositive power with respect to shares held by Janus Global Life Sciences.

Janus Henderson Investors UK Limited and Janus, which act as investment advisers for Janus Biotechnology, have the ability to make decisions with respect to the voting and disposition of the shares held by Janus Biotechnology subject to the oversight of the board of trustees (or similar entity) of Janus Biotechnology. Andrew Acker, Daniel Lyons and Agustin Mohedas are portfolio managers of Janus Biotechnology and accordingly may be deemed to beneficially own the securities owned by Janus Biotechnology.

The address for each of the foregoing entities is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, CO 80206.

(7)

Consists of (i) 155,805 shares of the Company’s common stock held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Master Fund”), (ii) 247,194 shares of the Company’s common stock held by Cormorant Private Healthcare Fund II, LP (“Cormorant Fund II”), (iii) 335,715 shares of the Company’s common stock held by Cormorant Private Healthcare Fund III, LP (“Cormorant Fund III”) and (iv) 7,466 shares of the Company’s common stock held by CRMA SPV, LP (“CRMA” and together with Cormorant Master Fund, Cormorant Fund II and Cormorant Fund III, the “Cormorant Funds”). Cormorant Global Healthcare GP, LLC (“Global GP”), Cormorant Private Healthcare GP II, LLC (“Private GP II”) and Cormorant Private Healthcare GP III, LLC (“Private GP III”) serve as the general partners of Cormorant Master Fund, Cormorant Fund II and Cormorant Fund III, respectively. Cormorant Asset Management, LP (“Asset Management”) serves as the investment manager to each of the Cormorant Funds. Bihua Chen serves as the managing member of Global GP, Private GP II and Private GP III. Cormorant Asset Management GP, LLC (“Asset Management GP”) serves as the general partner of Asset Management, and Ms. Chen serves as the managing member of Asset Management GP. Ms. Chen may be deemed to share the power to direct the disposition and vote of the shares held by the Cormorant Funds. Each of Global GP, Private GP, Asset Management, Asset Management GP and Ms. Chen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of the Cormorant Funds, Global GP, Private GP, Asset Management and Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(8)

Consists of (i) 3,170 shares of the Company’s common stock held by Blackrock Health Sciences Master Unit Trust, (ii) 328,151 shares of the Company’s common stock held by Blackrock Health Sciences Opportunities Portfolio, a Series of Blackrock Funds, (iii) 19,342 shares of the Company’s common stock held by Blackrock Health Sciences Trust, (iv) 336,710 shares of the Company’s common stock held by BlackRock Health Sciences Trust II and (iv) 372,050 shares of the Company’s common stock held by BlackRock Health Sciences Term Trust. The registered holders of the referenced shares are funds and accounts under management by subsidiaries of BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yard, New York, New York 10055.

(9)	Includes options to purchase 22,992 shares of the Company’s common stock that are exercisable within 60 days of the date of this table
(10)	Includes options to purchase 61,393 shares of the Company’s common stock that are exercisable within 60 days of the date of this table.
(11)	Includes options to purchase 41,368 shares of the Company’s common stock that are exercisable within 60 days of the date of this table.
(12)	Includes options to purchase 9,072 shares of the Company’s common stock that are exercisable within 60 days of the date of this table.
(13)	Includes options to purchase 5,000 shares of the Company’s common stock that are exercisable within 60 days of the date of this table.
(14)	Includes options to purchase 6,100 shares of the Company’s common stock that are exercisable within 60 days of the date of this table.

Information about Directors and Executive Officers

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger” beginning on page 319 is incorporated herein by reference.

Director Compensation

The compensation of the directors of Neurogene prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Neurogene Director Compensation” beginning on page 196 and is incorporated herein by reference. The compensation of the directors of Neurogene following the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Management Following the Merger—Director Compensation” on page 325 and is incorporated herein by reference. Following the Closing, the non-employee directors of the Company who serve on the Board will receive compensation based upon the director compensation program maintained by Neoleukin prior to the Closing as set forth in the Proxy Statement/Prospectus in the section entitled “Director Compensation” beginning on page 141 and incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Neurogene prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Neurogene Executive Compensation” beginning on page 190 and is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Equity Incentive Plan” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger—Compensation Committee” beginning on page 323 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 326 is incorporated herein by reference.

Director Independence

The Board has determined that Robert Baffi, Cory Freedland, Sarah Noonberg, Rohan Palekar and Robert Keith Woods (“Keith Woods”), each of whom is a current member of the Board, qualify as “independent directors” as defined by the Nasdaq Listing Rules. The Neoleukin board of directors previously determined that former directors Martin Babler, M. Cantey Boyd, Erin Lavelle, Todd Simpson and Rusty Williams were “independent” under the Nasdaq Listing Rules.

Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus entitled “Neoleukin’s Business—Legal Proceedings” on page 246 and in the section entitled “Neurogene’s Business—Legal Proceedings” on page 289 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of Neoleukin Common Stock were historically listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “NLTX.” On December 19, 2023, shares of Company Common Stock were listed on The Nasdaq Global Market of the Nasdaq Stock Market under the symbol “NGNE.”

As of the Closing Date and following the completion of the Merger and after giving effect to the Reverse Stock Split effected on December 18, 2023, the Company had approximately 12,823,696 shares of Company Common Stock issued and outstanding held of record by approximately five holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company Common Stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 98 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Description of Neoleukin Capital Stock” beginning on page 343 and in the section entitled “Comparison of Rights of Holders of Neoleukin Capital Stock and Neurogene Capital Stock” beginning on page 347 is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

A description of Neurogene’s indemnification obligations in respect of its directors and officers is included in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 171 and is incorporated herein by reference.

Financial Information and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Neoleukin convened and adjourned the Special Meeting on December 13, 2023. At the Special Meeting, Neoleukin’s stockholders approved, among other matters, amendments to the amended and restated certificate of incorporation of Neoleukin to (i) increase the number of authorized shares of Company Common Stock from 20,000,000 shares (after giving effect to the 1-for-5 reverse stock split that was effected on September 25, 2023) to 500,000,000 (the “Authorized Share Increase”) and (ii) effect the Reverse Stock Split. Following the Special Meeting, the Neoleukin board of directors approved the Reverse Stock Split at a ratio of 1:4. To effect the Authorized Share Increase, Reverse Stock Split and the Company Name Change (as defined in Item 1.01 of this Current Report on Form 8-K under the heading “Introductory Note”), Neoleukin filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), with an effective time of 12:02 a.m., Eastern Time, on December 18, 2023 (“Certificate of Amendment Effective Time”).

As of the Certificate of Amendment Effective Time, every four shares of Neoleukin Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically and without further action on the part of Neoleukin or any holders of such Neoleukin Common Stock, combined into one share of Neoleukin Common Stock. Immediately following the Reverse Stock Split, there were approximately 2,351,061 shares of Neoleukin Common Stock issued and outstanding.

No fractional shares of Neoleukin Common Stock were issued as a result of the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Neoleukin Common Stock as a result of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Neoleukin Common Stock multiplied by the closing trading price on The Nasdaq Capital Market of a share of Neoleukin Common Stock on December 15, 2023, the last trading day immediately prior to the date on which the Certificate of Amendment Effective Time occurred. The Company Common Stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on December 18, 2023, at which time the Company Common Stock will be represented by a new CUSIP number (64135M105). The par value per share of the Company Common Stock will remain unchanged.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Introductory Note” regarding the Merger, the information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Security Ownership of Certain Beneficial Owners and Management” regarding the Board and executive officers following the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On the Separation Date, Martin Babler, M. Cantey Boyd, Erin Lavelle and Todd Simpson resigned from Neoleukin’s board of directors and its committees on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Separation Agreements” in incorporated by reference herein.

Incentive Plan

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Equity Incentive Plan” and “Employee Stock Purchase Plan” is incorporated herein by reference.

Appointment of Directors and Certain Officers

Immediately after the effective time the Merger on December 18, 2023, the Board appointed Rachel McMinn as the Company’s Chief Executive Officer and Christine Mikail as the Company’s President and Chief Financial Officer, each to serve at the discretion of the Board.

Immediately after the effective time the Merger on December 18, 2023, the Board appointed the following four individuals to the Board: Rachel McMinn, Robert Baffi, Cory Freedland and Keith Woods. Rachel McMinn was also appointed as Chair of the Board.

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 326 and incorporated herein by reference, none of the Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships among any of the Company’s directors and officers.

Each of the newly appointed principal officer’s and director’s biographical information is set forth below.

Rachel McMinn, Ph.D. Dr. McMinn, age 50, founded Neurogene in January 2018 and has since served as its Chief Executive Officer and a member of its board of directors. Prior to founding Neurogene, she served as Chief Business and Strategy Officer of Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT), a biopharmaceutical company dedicated to the treatment of patients with serious liver disease, from April 2014 to December 2017. Prior to her operational experience, Dr. McMinn was an award-winning biotechnology analyst, with 13 years of experience at firms such as Bank of America Merrill Lynch, Cowen and Company and Piper Jaffray. Dr. McMinn has served on the board of directors of Neurogene since January 2018. Dr. McMinn also serves on the board of directors of Everyone Medicines since 2021, and prior to that the non-profit Everyone Foundation from 2019 to 2021. Dr. McMinn received her B.A., magna cum laude, from Cornell University and her Ph.D. from The Scripps Research Institute, and was awarded a Post-Doctoral Miller Fellowship at the University of California, Berkeley.

Christine Mikail, J.D. Ms. Mikail, age 46, has served as President and Chief Financial Officer of Neurogene since September 2019. In her role, Ms. Mikail leads Corporate Strategy and Business Development, Portfolio Management, Operations, and Finance. Ms. Mikail brings over two decades of experience supporting biotechnology and pharmaceutical companies in corporate strategy and business development, operations, legal and finance capacities. Prior to Neurogene, Ms. Mikail was Chief Administrative Officer and Head of External Business Development/Alliance Management and General Counsel at Axovant Sciences (which became Sio Gene Therapies Inc. (OTCMAKTS: SIOX)) from March 2015 to March 2017, where she was an integral member of the team that raised $362 million in the company’s initial public offering. Prior to Axovant, she held a variety of senior executive positions at NPS Pharmaceuticals, Inc., Dendreon Corporation, Eli Lilly and Company, and ImClone Systems. Ms. Mikail developed her life sciences focus as a corporate and securities lawyer at international law firms of Reed Smith LLP and Wilmer Cutler Pickering Hale and Dorr LLP. Ms. Mikail received her B.A., cum laude, from Rutgers University and her J.D. from Fordham University School of Law in New York.

Robert Baffi, Ph.D. Dr. Baffi, age 68, has served as a member of the board of directors of Neurogene since September 2020. Dr. Baffi is a Venture Partner at Samsara BioCapital, an investment company focused on the life sciences industry, which he joined in March 2021. Dr. Baffi had a 23-year tenure at BioMarin Pharmaceutical Inc. (Nasdaq: BMRN), a global biotechnology company, from May 2000 to March 2023, where he served as President of Global Manufacturing & Technical Operations from 2018 to 2020, was responsible for overseeing manufacturing, process development based on the baculovirus system, quality, logistics, engineering and analytical chemistry, and led the building of one of the first gene therapy manufacturing facilities of its kind, before he became Senior Advisor to the Chairman and Chief Executive Officer in 2021. Prior to BioMarin, Dr. Baffi served 14 years in a number of increasingly senior positions at Genentech, Inc., primarily in the functional area of quality control. Prior to Genentech, Dr. Baffi worked at Cooper BioMedical, Inc. as a Research Scientist and at the Becton Dickinson Research Center as a Post-Doctoral Fellow. Dr. Baffi has contributed to the approval and commercial success of 28 products. Dr. Baffi has served as a member of the board of directors of Mosaic ImmunoEngineering Inc. (OTCMTKS: CPMV), a biotechnology company, since June 2021 and Bionic Sight, Inc., a biotechnology company, since 2020. Dr. Baffi also serves on the science advisory board of the National Institute for Bioprocessing Research & Training. Dr. Baffi received his Ph.D., M. Phil. and B.S. in biochemistry from the City University of New York and his M.B.A. from Regis University.

Cory Freedland, Ph.D. Dr. Freedland, age 47, has served as a member of the board of directors of Neurogene since February 2019. Dr. Freedland is a Partner at Samsara BioCapital, an investment company focused on the life sciences industry, which he joined in October 2017. Dr. Freedland has over 20 years of experience, leading multiple successful life science investments in his role. Prior to Samsara, Dr. Freedland was a Principal at Sofinnova Ventures, a biopharmaceutical venture capital firm, where he focused on biopharmaceutical investments. He played a central role in Sofinnova’s investments in Civitas Therapeutics, Inc. (acquired by Acorda Therapeutics, Inc.), Principia Biopharma, Spark Therapeutics, Inc. (acquired by Roche), Ziarco Pharma Ltd. (acquired by Novartis AG), and ZS Pharma, Inc. (acquired by AstraZeneca plc). Prior to Sofinnova, Dr. Freedland was a Principal at Novo A/S.

Before his transition to healthcare investing, Dr. Freedland was a Vice President in the healthcare investment banking practice at Morgan Stanley. Prior to transitioning to life sciences finance, Dr. Freedland worked as a research scientist for Roche focusing on preclinical drug discovery and novel target identification for psychiatric and neurodegenerative diseases. Dr. Freedland served on the board of directors of Jiya Acquisition Corp. from November 2020 to November 2022. Dr. Freedland has also served on the board of directors of multiple private companies. Dr. Freedland received his Ph.D. in Pharmacology from Wake Forest University School of Medicine, his M.B.A. from the Kellogg School of Management and his B.A. in Psychology and Religious Studies from Connecticut College.

Sarah B. Noonberg, M.D., Ph.D. Dr. Noonberg, age 55, has served as a member of the Neoleukin board of directors since August 2019. Dr. Noonberg has over 20 years of industry experience leading development programs from discovery to commercialization across a range of indications, and has served as the Chief Medical Officer of Metagenomi, a next generation gene editing biotechnology company, since January 2023. Prior to Metagenomi, from September 2020 to September 2022, Dr. Noonberg served as the Chief Medical Officer of Maze Therapeutics, a human-genetics driven research and development company, and from May 2018 to May 2019, she served as the Chief Medical Officer of Nohla Therapeutics Inc., a developer of universal, off-the-shelf cell therapies for patients with hematological malignancies and other critical diseases. Prior to Nohla Therapeutics, Dr. Noonberg served as the Chief Medical Officer of Prothena Corporation plc (Nasdaq: PRTA), a biotechnology company, from May 2017 to May 2018. Dr. Noonberg previously served as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc. (Nasdaq: BMRN), a biotechnology company, from August 2015 to March 2017. From May 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, including as Senior Vice President of Early Development. Dr. Noonberg has served as a member of the board of directors of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a biopharmaceutical company, since May 2023 and she previously served on the board of directors of Protagonist Therapeutics, Inc (Nasdaq: PTGX), a biopharmaceutical company, from December 2017 to May 2023. Dr. Noonberg received her M.D. from the University of California, San Francisco, her Ph.D. in Bioengineering from the University of California, Berkeley, and her B.S. in Engineering from Dartmouth College. She is a board-certified internist and completed her residency at Johns Hopkins Hospital.

Rohan Palekar. Rohan Palekar, age 57, has served as a member of the Neoleukin board of directors since March 2022. Mr. Palekar has served as Chief Executive Officer and a member of the board of directors of 89Bio, Inc. (Nasdaq: ETNB), a biopharmaceutical company, since June 2018. Prior to 89Bio, Mr. Palekar held various positions at Avanir Pharmaceuticals, Inc., a specialty pharmaceutical company, including the role of President and Chief Executive Officer of Avanir from December 2015 to July 2017, where he led the company following its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2015. Prior to the acquisition, Mr. Palekar served as Executive Vice President and Chief Operating Officer in 2015 and as Senior Vice President and Chief Commercial Officer of Avanir from March 2012 to March 2015. Prior to Avanir, from 2008 to 2011, Mr. Palekar served as Chief Commercial Officer for Medivation, Inc., a biopharmaceutical company, where he was responsible for all commercial activities, chemistry, manufacturing and controls, medical affairs, and public relations functions. Mr. Palekar also spent over 16 years at Johnson & Johnson (NYSE: JNJ), a diversified healthcare company, in various senior commercial and strategic management roles. Since 2018, he has served as a trustee for Aim High for High School, a non-profit educational institution, and currently serves as Chairman of the Board of Trustees. Mr. Palekar earned his M.B.A. from the Tuck School of Business at Dartmouth College, his B.Com. in Accounting from the University of Mumbai and his L.L.B. from the University of Mumbai. Mr. Palekar is also a certified Chartered Accountant and a Cost and Management Accountant.

Keith Woods. Mr. Woods, age 56, is an advisor to the board of directors of argenx SE (Nasdaq: ARGX), a biopharmaceutical company, where he served as Chief Operating Officer from April 2018 to March 2023. Mr. Woods has over 30 years of experience in the biopharmaceutical industry. Prior to argenx, Mr. Woods served as Senior Vice President of North American Operations for Alexion Pharmaceuticals, Inc., a biopharmaceutical company, where he managed a team of several hundred people in the U.S. and Canada and was responsible for more than $1 billion in annual sales. Within Alexion, Mr. Woods had previously served as Vice President and Managing Director of Alexion UK, overseeing all aspects of Alexion’s UK business, and Vice President of U.S. Operations and Executive Director of Sales, leading the launch of Soliris in atypical hemolytic uremic syndrome. Prior to Alexion, Mr. Woods held various positions of increasing responsibility within Roche, Amgen Inc. and Eisai Co., Ltd., over a span of 20 years. Mr. Woods has served on the board of directors of X4 Pharmaceuticals, Inc. (Nasdaq: XFOR) since October 2023, Rocket Pharmaceuticals, Inc. (Nasdaq: RCKT) since December 2023, and TScan Therapeutics, Inc. (Nasdaq: TCRX) since December 2023. Mr. Woods received his B.S. in Marketing from Florida State University.

Committees of the Board of Directors

Audit Committee

On December 18, 2023, Cory Freedland, Rohan Palekar and Keith Woods were appointed to the Audit Committee of the Board (the “Audit Committee”), and Cory Freedland was appointed the chair of the Audit Committee. The Board has determined that (i) each member of the Audit Committee is independent under applicable Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) Cory Freedland is an “audit committee financial expert” within the meaning of the SEC regulations; (iii) each member of the Audit Committee is “financially literate” under the applicable requirements of Nasdaq, and (iv) none of the members of the Audit Committee have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Compensation Committee

On December 18, 2023, Rohan Palekar, Robert Baffi and Sarah Noonberg were appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Rohan Palekar was appointed the chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent under applicable Nasdaq Listing Rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

On December 18, 2023, Robert Baffi and Keith Woods were appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and Robert Baffi was appointed the chair of the Nominating Committee. The Board has determined that each of Robert Baffi and Keith Woods is independent under applicable Nasdaq Listing Rules.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Amended and Restated Certificate of Incorporation

On December 18, 2023, the Board adopted an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (as so amended and restated, the “Amended and Restated Charter”) that (i) deletes the provisions contained in the Certificate of Amendment that effected the Reverse Stock Split, which had become effective, and (ii) otherwise merely restates and integrates but does not further amend the Company’s Amended and Restated Certificate of Incorporation as theretofore amended or supplemented. The Amended and Restated Charter was adopted by the Board without a vote of stockholders of the Company pursuant to Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”), and was filed with the Secretary of State of the State of Delaware on December 18, 2023, which became effective immediately upon such filing.

The foregoing description of the Amended and Restated Charter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Amended and Restated Bylaws

On December 18, 2023, in connection with the closing of the Merger, the Board adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•

revise the voting standards for matters submitted to a vote of stockholders other than for the election of directors to be the affirmative vote of the holders of at least a majority of the voting power of the Company’s stock present in person or represented by proxy and entitled to vote on the matter, except as otherwise required by the Amended and Restated Charter, the Amended and Restated Bylaws, or any law, rule or regulation;

•

update the procedural and disclosure requirements for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act);

•

revise the time period during which notices of director nominations or proposals of other business for an annual meeting of stockholders shall be delivered by stockholders, such that any such notice must be received by the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting;

•	opt out of DGCL Section 116 regarding electronic delivery of documents or information;

•	update various provisions regarding the organization and conduct of meetings of stockholders, authority of the meeting chair, meetings of the Board and the officers of the Company;

•	clarify certain procedures and standards with respect to indemnification and advancement of expenses to directors, officers and other agents of the Company;

•

update provisions to align with the Company’s governance structure and remove provisions otherwise duplicative with other Company documents and/or the DGCL, including regarding board classification, lead independent director, director’s confidentiality obligations and interested transactions; and

•	make various other updates, including clarifying, ministerial and conforming changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Advance Notice Deadlines for Director Nominations and Other Stockholder Proposals

As described above, the time period for stockholders to submit notices of director nominees and proposals of other business to be considered at an annual meeting of stockholders has been revised pursuant to the Amended and Restated Bylaws. As a result, the deadlines for any stockholder to submit a notice of director nomination or proposal of other business (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act) to be considered at the Company’s 2024 Annual Meeting of Stockholders as set forth in Neoleukin’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023 (the “Neoleukin 2023 Proxy Statement”) no longer apply. Instead, to be considered at the Company’s 2024 Annual Meeting of Stockholders, a stockholder’s notice of director nomination or proposal of other business must be received by the Company at its principal executive offices no earlier than the close of business (6:00 p.m., Eastern Time) on February 9, 2024 and no later than the close of business on March 10, 2024; provided, however, if the date of the 2024 Annual meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2024, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which the first public announcement of the date of the meeting is made by the Company. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in the Amended and Restated Bylaws.

For the avoidance of doubt, the deadlines for a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act, as described in the Neoleukin 2023 Proxy Statement, remain unchanged.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 18, 2023, in connection with the closing of the Merger, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by Neoleukin’s board of directors on March 23, 2021 (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•

clarifies the Company’s (i) anti-corruption standards and policies, including pursuant to the Foreign Corrupt Practices Act, (ii) internal and external disclosure obligations and recordkeeping procedures, (iii) policies with respect to equal employment opportunity and (iv) policies with respect to communications with the public;

•

updates the Company’s policies and procedures with respect to (i) activities and relationships that create actual or potential conflicts of interest, (ii) legal and regulatory compliance and (iii) use of Company assets and systems;

•	updates the Company’s whistleblower hotline and procedures for reporting complaints;

•	updates the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct;

•	includes a commitment to protecting the environment; and

•	makes various other updates, including clarifying, ministerial and conforming changes.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 13, 2023, Neoleukin held the Special Meeting at which its stockholders considered certain matters relating to the Merger Agreement and the transactions contemplated thereby and certain other matters, as set forth below.

Of the 9,397,901 shares of Neoleukin Common Stock issued and outstanding as of the close of business on October 20, 2023, the record date for the Special Meeting, 7,133,065 shares were present in person or represented by proxy at the Special Meeting, which was sufficient to constitute a quorum. The final results of voting for each matter submitted to a vote of Neoleukin’s stockholders at the Special Meeting are as follows:

Proposal No. 1—The Nasdaq Stock Issuance Proposal

Neoleukin’s stockholders approved the proposal (the “Nasdaq Stock Issuance Proposal”) to (i) issue shares of Company Common Stock and Company Pre-Funded Warrants including shares of Company Common Stock that will be issued on exercise of such Company Pre-Funded Warrants, pursuant to the terms of the Merger Agreement, and (ii) approve the change of control of Neoleukin resulting from the Merger, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b). There were 5,058,480 (96.30%) votes FOR the Nasdaq Stock Issuance Proposal, 194,624 (3.70%) votes AGAINST the Nasdaq Stock Issuance Proposal, 1,637 abstentions, and 1,878,324 broker non-votes.

Proposal No. 2—The Reverse Stock Split Proposal

Neoleukin’s stockholders approved the proposal (the “Reverse Stock Split Proposal”) to amend Neoleukin’s certificate of incorporation to effect a reverse stock split of the issued and outstanding Company Common Stock at a ratio in the range between 1:1.5 to 1:5, inclusive, with the final ratio and effectiveness of such amendment and the abandonment of such amendment to be mutually agreed prior to the Closing by the boards of directors of each of Neurogene and Neoleukin. There were 5,018,109 (95.56%) votes FOR the Reverse Stock Split Proposal, 233,161 (4.44%) votes AGAINST the Reverse Stock Split Proposal, 3,471 abstentions, and 1,878,324 broker non-votes.

Proposal No. 3—The Officer Exculpation Proposal

Neoleukin’s stockholders did not approve the proposal (the “Officer Exculpation Proposal”) to amend Neoleukin’s certificate of incorporation to provide for the exculpation of certain officers from personal liability for certain breaches of the duty of care. There were 5,062,986 (53.87%) votes FOR the Officer Exculpation Proposal, 188,476 (2.01%) votes AGAINST the Officer Exculpation Proposal, 3,279 abstentions, and 1,878,324 broker non-votes.

Proposal No. 4—The Authorized Share Increase Proposal

Neoleukin’s stockholders approved the proposal (the “Authorized Share Increase Proposal”) to amend Neoleukin’s certificate of incorporation to increase the number of authorized shares of Company Common Stock from 20,000,000 shares (after giving effect to the 1-for-5 reverse stock split that was effected on September 25, 2023) to 500,000,000 shares. There were 3,884,700 (73.97%) votes FOR the Authorized Share Increase Proposal, 1,366,703 (26.03%) votes AGAINST the Authorized Share Increase Proposal, 3,338 abstentions, and 1,878,324 broker non-votes.

Proposal No. 5—EIP Proposal

Neoleukin’s stockholders approved the proposal (the “EIP Proposal”) to approve the Neurogene Inc. 2023 Equity Incentive Plan. There were 3,864,638 (73.60%) votes FOR the EIP Proposal, 1,386,117 (26.40%) votes AGAINST the EIP Proposal, 3,986 abstentions, and 1,878,324 broker non-votes.

Proposal No. 6—ESPP Proposal

Neoleukin’s stockholders approved the proposal (the “ESPP Proposal”) to approve the Neurogene Inc. 2023 Employee Stock Purchase Plan. There were 4,092,562 (77.95%) votes FOR the ESPP Proposal, 1,157,872 (22.05%) votes AGAINST the ESPP Proposal, 4,307 abstentions, and 1,878,324 broker non-votes.

Proposal No. 7—The Auditor Ratification Proposal

Neoleukin’s stockholders approved the proposal (the “Auditor Ratification Proposal”) to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Neoleukin for its fiscal year ending December 31, 2023. There were 6,979,508 (97.90%) votes FOR the Auditor Ratification Proposal, 149,978 (2.10%) votes AGAINST the Auditor Ratification Proposal and 3,579 abstentions.

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information set forth under the heading “Advance Notice Deadlines for Director Nominations and Other Stockholder Proposals” in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 19, 2023, the Company issued a press release announcing the consummation of the Merger, which is included in this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited financial statements of Neurogene for the nine months ended September 30, 2023 and 2022 and the related notes thereto are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

The following historical consolidated financial statements of Neurogene Inc. and the related notes beginning on page F-37 of the Proxy Statement/Prospectus are incorporated herein by reference: audited Financial Statements of Neurogene Inc. for the years ended December 31, 2022 and 2021.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Neoleukin and Neurogene as of September 30, 2023 and for the nine months ended September 30, 2023 and for the year ended December 31, 2022 and the related notes thereto are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1†	Agreement and Plan of Merger, dated as of July 17, 2023, by and among Neoleukin Therapeutics, Inc., Project North Merger Sub, Inc. and Neurogene Inc. (Incorporated by reference to Exhibit 2.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

3.1*	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective December 18, 2023.

3.2*	Amended and Restated Certificate of Incorporation of the Company, filed December 18, 2023.

3.3*	Amended and Restated Bylaws of the Company.

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Stock of Neoleukin Therapeutics, Inc., filed August 8, 2019 (incorporated by reference to Exhibit 3.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission August 12, 2019).

4.1	Specimen Common Stock Certificate of Neoleukin Therapeutics, Inc. (Incorporated by reference to Exhibit 4.1 to Neoleukin’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 13, 2014).

4.2	Registration Rights Agreement, dated September 19, 2016, by and between Aquinox Pharmaceuticals, Inc. and the persons listed on Schedule A attached thereto (Incorporated by reference to Exhibit 10.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2016).

4.3	Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended (Incorporated by reference to Exhibit 4.3 to Neoleukin’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 12, 2020).

4.4	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2019).

4.5	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2020).

4.6	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit A of Exhibit C to Exhibit 2.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

10.1	Lease Agreement, dated September 23, 2019, by and between Neoleukin Therapeutics, Inc. and ARE-Eastlake Avenue No. 3, LLC (Incorporated by reference to Exhibit 10.7 to Neoleukin’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 13, 2019).

10.2	Lease Agreement, dated December 23, 2019, by and between Neoleukin Therapeutics, Inc. and ARE-Eastlake Avenue No. 3, LLC (Incorporated by reference to Exhibit 10.8 to Neoleukin’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 12, 2020).

10.3	First Amendment to Lease, dated June 18, 2020, by and between Neoleukin Therapeutics, Inc. and ARE-Eastlake Avenue No. 3, LLC (Incorporated by reference to Exhibit 10.1 to Neoleukin’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange Commission on August 12, 2020).

10.4	First Amendment to Lease, dated November 5, 2020, by and between Neoleukin Therapeutics, Inc. and ARE-Seattle No. 28, LLC (Incorporated by reference to Exhibit 10.24 to Neoleukin’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 25, 2021).

10.5	Second Amendment to Lease, dated March 24, 2021, by and between Neoleukin Therapeutics, Inc. and ARE-Seattle No. 28, LLC (Incorporated by reference to Exhibit 10.1 to Neoleukin’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Securities and Exchange Commission on May 12, 2021).

10.6*	Contingent Value Rights Agreement, dated December 18, 2023, by and among Neoleukin Therapeutics, Inc., Equiniti Trust Company, LLC and Donna Cochener.

10.7	Form of Neurogene Support Agreement (Incorporated by reference to Exhibit 10.2 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

10.8	Form of Neoleukin Support Agreement (Incorporated by reference to Exhibit 10.3 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

10.9	Form of Lock-Up Agreement (Incorporated by reference to Exhibit 10.4 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

10.10	Letter Agreement, dated July 17, 2023, by and between Neoleukin Therapeutics, Inc. and Baker Bros. Advisors LP (Incorporated by reference to Exhibit 10.5 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

Exhibit	Description

10.11††	Master Research Collaboration Agreement, dated December 4, 2020, by and between Neurogene Inc. and The University Court of The University of Edinburgh (Incorporated by reference to Exhibit 10.29 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.12††	Option Agreement, dated January 7, 2020, by and between Neurogene Inc. and The University Court of the University of Edinburgh (Incorporated by reference to Exhibit 10.30 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.13††	Exclusive License Agreement, dated May 16, 2019, by and between The University of North Carolina at Chapel Hill and Neurogene Inc. (Incorporated by reference to Exhibit 10.32 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.14††	License Agreement, dated March 4, 2022, by and between The University Court of the University of Edinburgh and Neurogene Inc. (Incorporated by reference to Exhibit 10.31 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.15††	Non-Exclusive License Agreement, dated September 30, 2020, by and between Neurogene Inc. and Virovek, Inc. (Incorporated by reference to Exhibit 10.33 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.16††	Non-Exclusive License Agreement, dated January 19, 2023, by and between Sigma-Aldrich Co. LLC and Neurogene Inc. (Incorporated by reference to Exhibit 10.34 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.17	Lease Agreement, dated August 5, 2019, by and between Stella Link Investments, Ltd. and Neurogene Inc., as amended by that certain First Amendment to Lease Agreement, dated September 17, 2020, by and between Stella Link Investments, Ltd. and Neurogene Inc. (Incorporated by reference to Exhibit 10.35 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.18	Sublease Agreement, dated May 16, 2019, by and between GPB Capital Holdings, LLC and Neurogene Inc., as amended and assumed pursuant to that certain Assumption and Attornment of Lease and Release Agreement, dated July 30, 2021, by and among GTM Associates, LLC, GPB Capital Holdings, LLC and Neurogene Inc., as further amended by that certain Amendment to Attorned Sublease, dated February 22, 2022, by and between GTM Associates, LLC and Neurogene Inc. (Incorporated by reference to Exhibit 10.36 to Neoleukin’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on April 5, 2023).

10.19*	Amendment 1 to the Master Research Collaboration Agreement, dated November 29, 2023, by and between Neurogene Inc. and The University Court of The University of Edinburgh.

10.20*	Form of Indemnification Agreement entered into between Neurogene Inc. and each of its directors and its executive officers.

10.21*#	Neurogene Inc. 2023 Equity Incentive Plan.

10.22*#	Neurogene Inc. 2023 Employee Stock Purchase Plan.

10.23*#	Form of Separation Agreement, by and between Neoleukin Therapeutics, Inc. and Donna Cochener.

10.24*#	Form of Separation Agreement, by and between Neoleukin Therapeutics, Inc. and Sean Smith.

10.25	Form of Subscription Agreement (Incorporated by reference to Exhibit A to Exhibit 2.1 to Neoleukin’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

10.26*#	Consulting Agreement, dated December 17, 2023, by and between Neoleukin Therapeutics, Inc. and Donna Cochener.

10.27*#	Employment Letter, dated September 1, 2019, by and between Neurogene Inc. and Christine Mikail Cvijic.

10.28*#	Employment Letter, dated January 7, 2019, by and between Neurogene Inc. and Rachel McMinn.

10.29*#	Consulting Agreement, dated December 12, 2018, by and between Neurogene Inc. and Stuart Cobb Consulting Ltd.

10.30*#	First Amendment to the Consulting Agreement, dated July 13, 2020, by and between Neurogene Inc. and Stuart Cobb Consulting Ltd.

10.31*#	Second Amendment to the Consulting Agreement, dated January 1, 2020, by and between Neurogene Inc. and Stuart Cobb Consulting Ltd.

10.32*#	Third Amendment to the Consulting Agreement, dated April 1, 2022, by and between Neurogene Inc. and Stuart Cobb Consulting Ltd.

Exhibit	Description

10.33*#	Fourth Amendment to the Consulting Agreement, dated January 1, 2023, by and between Neurogene Inc. and Stuart Cobb Consulting Ltd.

14.1*	Code of Business Conduct and Ethics of Neurogene Inc.

21.1*	List of Subsidiaries of Neurogene Inc.

23.1*	Consent of Ernst & Young LLP.

99.1*	Press Release, issued on November 30, 2023.

99.2*	Press Release, issued on December 19, 2023.

99.3*	Unaudited Financial Statements of Neurogene Inc. for the nine months ended September 30, 2023 and September 30, 2022.

99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended September 30, 2023 and 2022.

99.5*	Unaudited Pro Forma Financial Statements of Neurogene Inc. and Neoleukin Therapeutics, Inc. as of September 30, 2023 and for the nine months ended September 30, 2023 and for the year ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
#	Indicates management contract or compensatory plan.
†

The annexes, schedules, and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Neurogene Inc. hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Commission upon request.

††	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGENE INC.

By:	/s/ Christine Mikail
Name: Christine Mikail
Title: President and Chief Financial Officer

Date: December 19, 2023